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                                                                       EXHIBIT 5

Nobel Learning Communities, Inc.
Rose Tree Corporate Center II
1400 N. Providence Road, Suite 3055
Media, PA  19063

Gentlemen:

         I have acted as counsel to Nobel Learning Communities, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 925,000 additional shares of Common Stock of the Company, par value $.001 per share (the "Shares"), issuable pursuant to awards granted under the Company's 1995 Stock Incentive Plan (the "Plan").

         In this capacity, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plan, and such other documents and corporate records as I have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing and consideration of such questions of law as I have deemed relevant, I am of the opinion that the Shares issued by the Company upon the exercise of stock options properly granted, the vesting of restricted stock awards and the granting of unrestricted stock awards under the Plan and payment therefor in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable by the Company.

         The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

         I consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                                              Very truly yours,


                                                              Barry S. Swirsky
                                                              General Counsel